UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    April 20, 2009

Sitesearch Corporation
(Exact name of registrant as specified in charter)

Nevada	333-100137	20-5422795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 N 44th Street, Suite 214, Phoenix, AZ	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 840-0668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  —   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors of Certain Officers

On April 20, 2009, James S. Dixon resigned as Chief Executive Officer, President, Secretary and Treasurer of Sitesearch Corporation (the “Company”). As a co-founder and investor in Sitesearch Corporation, Mr. Dixon will remain a Director of the Company.

Appointment of Certain Officers

On April 20, 2009, the Board of Directors appointed Jeffrey S. Peterson, to serve as the Chief Executive Officer, Secretary and Treasurer of Sitesearch Corporation (the “Company”). Mr. Peterson will serve in these positions and also continue to serve as the Chairman of the Board.

The information in respect to Mr. Peterson required by Items 401 (b), (d), (e) and Items 404(a) of Regulation S-K (17 CFR 229.401(b), (d), (e) and 229.404 (a)) is included in the Company’s S-1 filing dated 11/04/2008 and is incorporated herein for reference.

Departure of Directors or Certain Officers

Sitesearch Corporation (the “Company”) announces the resignation of Bambi Francisco as a Director at her request. Ms. Francisco has served as an outside Director for the Company since April, 2008. The Company thanks her for her service as a member of our board of directors.

Item 9.01   —   Financial Statements and Exhibits.

        (d)   The following exhibits are filed with this report:

10.1	Jeffrey S. Peterson Employment Agreement

17.1	James S. Dixon Resignation Letter

17.2	Bambi Francisco Letter of Resignation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sitesearch Corporation (Registrant)
Date: April 20, 2009	By:	/s/ Jeffrey S. Peterson
Jeffrey S. Peterson
Chairman of the Board